THE SARATOGA ADVANTAGE TRUST

Amended and Restated
Multiple Class Plan
Pursuant to Rule 18f-3

Introduction

This plan (the “Plan”) is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the “1940 Act”), and will be effective as of July 28, 2016 (the “Effective Date”). The Plan relates to shares of The Saratoga Advantage Trust (the “Trust”). Each separate portfolio of the Trust is referred to herein as a Fund (collectively, the “Funds”). The Funds are distributed pursuant to a system (the “Multiple Class System”) in which each class of shares (each, a “Class” and collectively, the “Classes”) of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I. Distribution Arrangements

One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted a Plan of Distribution (the “12b-1 Plan”) under which shares of certain Classes are subject to the service and/or distribution fees (“12b-1 fees”) described below.

1.       Class I Shares

Class I shares are offered by the U.S. Government Money Market Portfolio, Investment Quality Bond Portfolio, Municipal Bond Portfolio, Large Capitalization Value Portfolio, Large Capitalization Growth Portfolio, Mid-Capitalization Portfolio, Small Capitalization Portfolio, International Equity Portfolio, Health & Biotechnology Portfolio, Technology & Communications Portfolio, Financial Services Portfolio, Energy & Basic Materials Portfolio, James Alpha Macro Portfolio, James Alpha Global Real Estate Investments Portfolio, James Alpha Multi Strategy Alternative Income Portfolio, James Alpha Yorkville MLP Portfolio; James Alpha Family Office Portfolio, James Alpha Managed Risk Domestic Equity Portfolio, James Alpha Managed Risk Emerging Markets Equity Portfolio, James Alpha Hedged High Income Portfolio, James Alpha Equity Hedge Portfolio, James Alpha Event Driven Portfolio, James Alpha Total Hedge Portfolio and James Alpha Relative Value Portfolio at net asset value per share without the imposition of any sales charge.

2. Class A Shares

Class A shares are offered by the U.S. Government Money Market Portfolio, Investment Quality Bond Portfolio, Municipal Bond Portfolio, Large Capitalization Value Portfolio, Large Capitalization Growth Portfolio, Mid-Capitalization Portfolio, Small Capitalization Portfolio, International Equity Portfolio, Health & Biotechnology Portfolio, Technology & Communications Portfolio, Financial Services Portfolio, Energy & Basic Materials Portfolio, James Alpha Macro Portfolio, James Alpha Global Real Estate Investments Portfolio, James Alpha Multi Strategy Alternative Income Portfolio, James Alpha Yorkville MLP Portfolio, James Alpha Family Office

Portfolio, James Alpha Managed Risk Domestic Equity Portfolio, James Alpha Managed Risk Emerging Markets Equity Portfolio, James Alpha Hedged High Income Portfolio, James Alpha Equity Hedge Portfolio, James Alpha Event Driven Portfolio, James Alpha Total Hedge Portfolio and James Alpha Relative Value Portfolio at net asset value with the following front end sales charges (“FESC”) based on the amount of purchase:

Less than $50,000	5.75%
$50,000 but less than $100,000	4.50%
$100,000 but less than $250,000	3.50%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1,000,000	2.00%
$1,000,000 or more	None, unless there is a redemption within 1 year of purchase in which case there is a 1% contingent deferred sales charge (“CDSC”) unless the redemption proceeds are invested back into the Funds within 90 days, or were involuntarily redeemed.

Class A shares are also subject to a distribution fee pursuant to a 12b-1 Plan, assessed at the annual rate of up to 0.25% of the average daily net assets of Class A shares of the James Alpha Macro Portfolio, the James Alpha Global Real Estate Investments Portfolio, the James Alpha Multi Strategy Alternative Income Portfolio, the James Alpha Yorkville MLP Portfolio, the James Alpha Family Office Portfolio, the James Alpha Managed Risk Domestic Equity Portfolio, the James Alpha Managed Risk Emerging Markets Equity Portfolio, the James Alpha Equity Hedge Portfolio, the James Alpha Event Driven Portfolio, the James Alpha Total Hedge Portfolio and the James Alpha Relative Value Portfolio and 0.40% of the average daily net assets of Class A shares of each other Fund.

3.       Class C Shares

Class C shares are offered by U.S. Government Money Market Portfolio, Investment Quality Bond Portfolio, Municipal Bond Portfolio, Large Capitalization Value Portfolio, Large Capitalization Growth Portfolio, Mid-Capitalization Portfolio, Small Capitalization Portfolio, International Equity Portfolio, Health & Biotechnology Portfolio, Technology & Communications Portfolio, Financial Services Portfolio, Energy & Basic Materials Portfolio, James Alpha Macro Portfolio, James Alpha Global Real Estate Investments Portfolio, James Alpha Multi Strategy Alternative Income Portfolio, James Alpha Yorkville MLP Portfolio, James Alpha Family Office Portfolio, James Alpha Managed Risk Domestic Equity Portfolio, James Alpha Managed Risk Emerging Markets Equity Portfolio, James Alpha Hedged High Income Portfolio, James Alpha

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Equity Hedge Portfolio, James Alpha Event Driven Portfolio, James Alpha Total Hedge Portfolio and James Alpha Relative Value Portfolio without imposition of a FESC, but will in most cases be subject to a CDSC of 1.0% on redemptions made within one year after purchase. Further information relating to the CDSC is set forth in paragraph 5 below. In addition, Class C shares, under each of the Fund’s noted in this paragraph respective 12b-1 Plan, are subject to 12b-1 payments, assessed at the annual rate of up to 1.0% of the average daily net assets of the Class. A portion of the 12b-1 fee equal to up to 0.25% of the Fund’s average daily net assets is characterized as a service fee within the meaning of FINRA guidelines. Class C shares do not have a Conversion Feature.

4.       Class S Shares

Class S shares are offered by the James Alpha Macro Portfolio, James Alpha Global Real Estate Investments Portfolio, James Alpha Multi Strategy Alternative Income Portfolio, James Alpha Yorkville MLP Portfolio; James Alpha Family Office Portfolio, James Alpha Managed Risk Domestic Equity Portfolio, James Alpha Managed Risk Emerging Markets Equity Portfolio, James Alpha Hedged High Income Portfolio, James Alpha Equity Hedge Portfolio, James Alpha Event Driven Portfolio, James Alpha Total Hedge Portfolio and James Alpha Relative Value Portfolio at net asset value per share without the imposition of any sales charge.

5.       Additional Class of Shares

The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

6.       Calculation of the CDSC

For investments made prior to January 1, 2003, the CDSC is calculated based upon the investors original purchase price, or the current net asset value of the shares that they redeem, whichever is lower. For investments that are made on or after January 1, 2003, the CDSC is based upon the investors original purchase price. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each Fund’s prospectus.

II.       Expense Allocations

Expenses incurred by a Fund are allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 fees relating to a particular Class are allocated directly to that Class. In addition, other expenses associated with a particular Class (except advisory or custodial fees), may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class, and the direct allocation to that Class is approved by the Fund’s Board of Director/Trustees.

III. Exchange Privileges

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Shares of each Class may be exchanged for shares of the same Class of the other Funds that offer that Class. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund’s prospectus.

IV. Voting

Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

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